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                                                                    EXHIBIT 10.1












                                 CONVERSE INC.
                         EMPLOYEE STOCK PURCHASE PLAN
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                                 CONVERSE INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------


ARTICLE I.  Introduction.

              1.01 Statement of Purpose. The purpose of the Converse Inc.
                   --------------------
Employee Stock Purchase Plan is to provide eligible employees of Converse Inc. (the "Company") and its Subsidiaries, who wish to become shareholders, an opportunity to purchase common stock of the Company. The Board of Directors of the Company believes that employee participation in stock ownership will be to the mutual benefit of both the employees and the Company.

              1.02 Internal Revenue Code Considerations. The Plan is intended to
                   ------------------------------------
constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended.

              1.03 ERISA Considerations. The Plan is not intended and shall not
                   --------------------
be construed as constituting an "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II.  Definitions.

              2.01 "Board of Directors" means the board of directors of the Company or a committee of the board of directors authorized to act on its behalf.

              2.02 "Code" means the Internal Revenue Code of 1986, as amended.

              2.03 "Committee" means the Company's Executive Compensation and Stock Option Committee.

              2.04 "Company" means Converse Inc., a Delaware corporation.

              2.05 "Effective Date" shall mean September 1, 1998.

              2.06 "Election Date" means September 1 and March 1 within a Plan Year or such other dates as the Committee shall specify.

              2.07 "Eligible Employee" means each Employee who (a) is classified by the Company as an employee (and not as an independent contractor no matter how characterized by a court or administrative agency), (b) is regularly scheduled to work more than 20 hours per week for the Employer, (c) has been an Employee for at least a 12-consecutive month period; and (d) is not deemed, for purposes of section 423(b)(3) of the Code, to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. The term "Employee" shall not include any person employed by an Employer on a
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temporary basis nor shall it include any member of the Board who is not also employed by the Employer.

              2.08 "Employee" means each person employed by an Employer.

              2.09 "Employer" means the Company and each Subsidiary.

              2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

              2.11 "Market Value" means the closing price of the Stock as reported in the Wall Street Journal as composite transactions for the relevant date (or the latest date for which such price was reported if such date is not a business day), or if not available, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported.

              2.12 "Participant" means each Eligible Employee who elects to participate in the Plan.

              2.13 "Plan" means the Converse Inc. Employee Stock Purchase Plan, as amended from time to time.

              2.14 "Plan Year" means each 12-month period beginning each September 1 and ending on the next following August 31 during which the Plan is in effect.

              2.15 "Purchase Agreement" means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Stock on the terms and conditions offered by the Company. The Purchase Agreement is intended to evidence the Company's offer of an option to the Eligible Employee to purchase Stock on the terms and conditions set forth therein and herein.

              2.16 "Purchase Date" means the last day of each Purchase Period.

              2.17 "Purchase Period" means each period that begins on each Election Date coinciding with or following the Effective Date and ending on the day before the next Election Date or other period specified by the Committee during which the Participant's Stock purchase is funded through payroll deduction accumulations.

              2.18 "Purchase Price" means the purchase price for shares of Stock purchased under the Plan, determined as set forth in Section 4.03.

              2.19 "Stock" means the common stock of the Company.

              2.20 "Subsidiary" means any present or future corporation (a) which constitutes a "subsidiary corporation" of the Company as that term is defined in section 424 of the Code, and (b) is designated as a participating entity in the Plan by the Committee.

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ARTICLE III.  Admission to Participation.

              3.01  Initial Participation.  An Eligible Employee may elect to
                    ---------------------
participate in the Plan and may become a Participant effective as of any Election Date, by executing and filing with the Committee a Purchase Agreement at such time in advance of such Election Date as the Committee shall prescribe. The Purchase Agreement shall remain in effect until modified or canceled in accordance with the terms of this Plan.

              3.02  Discontinuance of Participation. A Participant may
                    -------------------------------
voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the effective date as the Committee shall prescribe. Notwithstanding anything in the Plan to the contrary, if a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease and no further purchase of Stock shall be made for the Participant. Any amounts withheld from a Participant's compensation that were not applied to the purchase of Stock prior to such cessation shall be returned to the Participant as soon as possible, without interest.

              3.03  Readmission to Participation.  Any Eligible Employee who has
                    ----------------------------
previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Committee a new Purchase Agreement. Reinstatement to Participant status shall be effective as of any Election Date, provided the Participant files a new Purchase Agreement with the Committee at such time in advance of the Election Date as the Committee shall prescribe.


ARTICLE IV.  Stock Purchase and Resale.

              4.01 Reservation of Shares. There shall be 500,000 shares of Stock
                   ---------------------
reserved for issuance or transfer under the Plan, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. Except as provided in Section 5.02, the aggregate number of shares of Stock that may be purchased under the Plan shall not exceed the number of shares of Stock reserved under the Plan.

              4.02  Limitation on Shares Available.  Stock must be purchased in
                    ------------------------------
whole shares only and the maximum number of shares of Stock that may be purchased for each Participant on a Purchase Date is the lesser of (a) the number of shares of Stock that can be purchased by applying the full balance of the Participant's withheld funds to the purchase of shares of Stock at the Purchase Price, or (b) the Participant's proportionate part of the maximum number of shares of Stock available under the Plan, as stated in Section 4.01. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering under the Plan would be deemed for purposes of section 423(b)(3) of the Code to own stock (including any number of shares of Stock that such person would be entitled to purchase under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Company, the maximum number of shares of Stock

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that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock that such person is deemed to own (excluding any number of shares of Stock that such person would be entitled to purchase under the Plan), is one less than such five percent (5%). Any amounts withheld from a Participant's compensation that cannot be applied to the purchase of Stock by reason of the foregoing limitation shall be returned to the Participant as soon as practicable, without interest. Notwithstanding the foregoing, however, any amounts withheld from a Participant's compensation that cannot be applied to the purchase of Stock solely by reason of the requirement that Stock be purchased in whole shares shall remain in the Plan and applied to the Participant's purchase of Stock during the subsequent Purchase Period, unless otherwise distributable under the terms of the Plan.

              4.03 Purchase Price of Shares. Before the first day of each
                   ------------------------
Purchase Period the Committee shall set the Purchase Price for such Purchase Period; provided, however, that in no event shall the Purchase Price per share of Stock sold to Participants pursuant to any offering under the Plan for any Purchase Period be less than the lesser of (a) 85% of the Market Value of such share on the first day of the Purchase Period, or (b) 85% of the Market Value of such share on the Purchase Date.

              4.04  Exercise of Purchase Privilege.
                    ------------------------------

                    (a) Each Participant shall be granted an option to purchase shares of Stock as of the first day of each Purchase Period at the Purchase Price specified in Section 4.03. The option shall continue in effect through the Purchase Date for the Purchase Period. Subject to the provisions of Section 4.02 above and of paragraph (c) of this Section 4.04, on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase shares of Stock.

                    (b) There shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of whole shares of Stock as can be purchased with the amounts withheld from the Participant's compensation during the Purchase Period. Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made.

                    (c) In addition to the dollar limit prescribed under Section 4.02, a Participant may not purchase shares of Stock having an aggregate Market Value of more than $25,000, determined at the beginning of each Purchase Period, for any calendar year in which one or more offerings under this Plan are outstanding at any time, and a Participant may not purchase a share of Stock under any offering after the expiration of the Purchase Period for the offering.

              4.05 Payroll Deductions. Each Participant shall authorize payroll
                   ------------------
deductions from his or her compensation for the purpose of funding the purchase of Stock pursuant to his or her Purchase Agreement. In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of compensation during a Purchase Period of an amount not less than $10 per paycheck (in multiples of $10). Notwithstanding the foregoing, in no event shall a Participant authorize payroll deductions in excess of $10,000 for any Plan year. A Participant may change the deduction to any permissible level effective as of any Election Date. A change shall be

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made by the Participant's filing with the Committee a notice in such form and at such time in advance of the date on which the change is to be effective as the Committee shall prescribe.

              4.06 Payment for Stock. The Purchase Price for all shares of Stock
                   -----------------
purchased by a Participant under the Plan shall be paid out of the Participant's authorized payroll deductions. All funds received or held by the Company under the Plan are general assets of the Company, shall be held free of any trust or other restriction, and may be used for any corporate purpose.

              4.07  Share Ownership; Issuance of Certificates.
                    -----------------------------------------

                    (a) The shares of Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares of Stock. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee and credited to a bookkeeping account maintained on behalf of such Participant and delivered in accordance with subsection (b).

                    (b) The Committee, in its sole discretion, may determine that shares of Stock shall be delivered by the Company by (i) issuing and delivering to the Participant a certificate for the number of shares of Stock purchased by the Participant on a Purchase Date or during a calendar year or other period determined by the Committee, (ii) issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on a Purchase Date or during a calendar year or other period determined by the Committee to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in a separate brokerage account for each Participant, or (iii) issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on a Purchase Date or during the calendar year or other period determined by the Committee to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant's share interests in the Stock. Each certificate or account, as the case may be, may be in the name of the Participant or, if he or she designates on the Participant's Purchase Agreement, in the Participant's name jointly with the Participant's spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account in the Participant's name as tenant in common with the Participant's spouse, with or without right of survivorship. No fractional shares may be purchased under the Plan and the balance of any amounts withheld from a Participant's compensation which are not applied to the purchase of Stock shall be returned to the Participant, without interest.

                    (c) In addition to any restrictions or limitations on the resale of Stock purchased under the Plan set as forth in Section 4.08 or otherwise under the Plan, the Committee, in its sole discretion, may impose such restrictions or limitations as it shall determine on the resale of Stock, the issuance of individual stock certificates or the withdrawal from any shareholder accounts established for a Participant.

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                    (d) Any dividends payable with respect to shares of Stock
credited to a shareholder account of a Participant established pursuant to
Section 4.07(a) will be reinvested in shares of Stock and credited to the Participant's account.

              4.08  Withdrawal of Shares or Resale of Stock.
                    ---------------------------------------

                    (a) A Participant may request a withdrawal of shares of Stock purchased under the Plan or order the sale of those shares at any time by making a request in such form and at such time as the Committee shall prescribe.

                    (b) Notwithstanding the foregoing, in the event a Participant terminates his or her employment with all Employers or otherwise ceases to be an Eligible Employee, the Participant shall receive a distribution of his or her shares of Stock held in any shareholder account established pursuant to Section 4.07(a), unless the Participant elects to have the shares of Stock sold in accordance with such procedures as the Committee shall prescribe.

                    (c) If a Participant is to receive a withdrawal or distribution of shares of Stock, or if shares are to be sold, the withdrawal, distribution or sale shall be made in whole shares of Stock.


ARTICLE V.  Special Adjustments.

              5.01  Shares Unavailable. If, on any Purchase Date, the aggregate
                    ------------------
funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares of Stock then available for purchase under the Plan, the number of shares of Stock that would otherwise be purchased by each Participant for that Plan Year shall be proportionately reduced on the Purchase Date in order to eliminate such excess. The balance of any amounts withheld from a Participant's compensation which had not by such time been applied to the purchase of Company Stock shall be returned to the Participant, without interest.

              5.02  Anti-Dilution Provisions.  The aggregate number of shares of
                    ------------------------
Stock reserved for purchase under the Plan, as provided in Section 4.01, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Committee acting with the consent of, and subject to the approval of, the Board of Directors.

              5.03 Effect of Certain Transactions. Subject to any required
                   ------------------------------
action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any offering under the Plan shall pertain to and apply to the shares of stock of the Company. However, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, (c) any transaction that results in the Stock ceasing to be publicly traded, the Plan and any offering under the Plan shall terminate upon the effective date of such dissolution, liquidation, merger consolidation or transaction, and the balance

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of any amounts withheld from a Participant's compensation which had not by such time been applied to the purchase of Stock shall be returned to the Participant, without interest.


ARTICLE VI.  Miscellaneous.

              6.01  Non-Alienation. The right to purchase shares of Stock under
                    --------------
the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. If a Participant dies, there shall be delivered to the executor, administrator or other personal representative of the deceased Participant such shares of Stock and such residual amounts as may remain to the Participant's credit from amounts withheld from the Participant's compensation as of the Purchase Date occurring at the close of the Purchase Period in which the Participant's death occurs, including shares of Stock purchased as of that date or prior thereto with moneys withheld from the Participant's compensation.

              6.02  Administrative Costs. The Company shall pay all
                    --------------------
administrative expenses associated with the operation of the Plan including expenses of issuance and sale of shares but excluding brokerage commissions on the sale of shares of Stock pursuant to Section 4.08.

              6.03  The Committee.  The Committee, shall have the authority and
                    -------------
power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan and to make all required determinations including factual determinations. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required under the Plan. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee's interpretations and decisions with respect to the Plan, shall be final, binding and conclusive. The Committee may, at its discretion, delegate or assign any or all of its day to day responsibilities, other than fiduciary and fiscal responsibilities, to the Company's Benefits Committee.

              6.04  Amendment of the Plan. The Board of Directors may, at any
                    ---------------------
time and from time to time, amend the Plan in any respect, except that the shareholders of the Company must approve any amendment that increases the number of shares reserved for purposes of the Plan, any amendment that allows any person who is not an Eligible Employee to become a Participant, or any other amendment for which shareholder approval is required under Section 423 of the Code.

              6.05  Expiration and Termination of the Plan. The Plan shall
                    --------------------------
continue in effect for ten years from the Effective Date, unless terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board of Directors. The Board of Directors shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant's compensation which has not, by such time, been applied to the purchase of Stock shall be refunded to the Participant, without interest.

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              6.06  Repurchase of Stock.  The Company shall not be required to
                    -------------------
purchase or repurchase from any Participant any of the shares of Stock that the Participant acquires under the Plan.

              6.07  Notice.  A Purchase Agreement and any notice that a
                    ------
Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective only when received by the Committee. Delivery of such forms may he made by hand or by certified mail, sent postage prepaid, to Corporate Secretary, Converse Inc., Fordham Road, North Reading, MA 01864-2680. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

              6.08  Government Regulation. The Company's obligation to sell and
                    ---------------------
to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

              6.09  Headings, Captions, Gender. The headings and captions herein
                    --------------------------
are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

              6.10 Severability of Provisions, Prevailing Law. The provisions of
                   --------------------------
the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware to the extent such laws are not in conflict with, or superseded by, federal law.

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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I.  Introduction..................................                   1
       1.01  Statement of Purpose.........................                   1
       1.02  Internal Revenue Code Considerations.........                   1
       1.03  ERISA Considerations.........................                   1

ARTICLE II.  Definitions..................................                   1
       2.01  Board of Directors...........................                   1
       2.02  Code.........................................                   1
       2.03  Committee....................................                   1
       2.04  Company......................................                   1
       2.05  Effective Date...............................                   1
       2.06  Election Date................................                   1
       2.07  Eligible Employee............................                   1
       2.08  Employee.....................................                   2
       2.09  Employer.....................................                   2
       2.10  Exchange Act.................................                   2
       2.11  Market Value.................................                   2
       2.12  Participant..................................                   2
       2.13  Plan.........................................                   2
       2.15  Purchase Agreement...........................                   2
       2.16  Purchase Date................................                   2
       2.17  Purchase Period..............................                   2
       2.18  Purchase Price...............................                   2
       2.19  Stock........................................                   2
       2.20  Subsidiary...................................                   3

ARTICLE III.  Admission to Participation..................                   3
       3.01  Initial Participation........................                   3
       3.02  Discontinuance of Participation..............                   3
       3.03  Readmission to Participation.................                   3

ARTICLE IV.  Stock Purchase and Resale....................                   3
       4.01  Reservation of Shares........................                   3
       4.02  Limitation on Shares Available...............                   3
       4.03  Purchase Price of Shares.....................                   4
       4.04  Exercise of Purchase Privilege...............                   4
       4.05  Payroll Deductions...........................                   5
       4.06  Payment for Stock............................                   5
       4.07  Share Ownership; Issuance of Certificates....                   5
       4.08  Withdrawal of Shares or Resale of Stock......                   6

ARTICLE V.  Special Adjustments...........................                   7

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       5.01  Shares Unavailable...........................                   7
       5.02  Anti-Dilution Provisions.....................                   7
       5.03  Effect of Certain Transactions...............                   7

ARTICLE VI.  Miscellaneous................................                   7
       6.01  Non-Alienation...............................                   7
       6.02  Administrative Costs.........................                   7
       6.03  The Committee................................                   8
       6.04  Amendment of the Plan........................                   8
       6.05  Expiration and Termination of the Plan.......                   8
       6.06  Repurchase of Stock..........................                   8
       6.07  Notice.......................................                   8
       6.08  Government Regulation........................                   8
       6.09  Headings, Captions, Gender...................                   9
       6.10  Severability of Provisions, Prevailing Law...                   9

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